UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2011

ARUBA NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33347	02-0579097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1344 Crossman Ave. Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:(408) 227-4500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Aruba Networks, Inc. (the “Company”) held on December 15, 2011 (the “Annual Meeting”), proxies representing 98,850,294 shares of the Company’s common stock, or approximately 92.45% of the total shares entitied to vote, were present and voted on the four proposals presented at the Annual Meeting as follows:

Proposal One – Election of Directors

The table below presents the voting results of the election of nine directors to the Company’s Board of Directors by the Company’s stockholders:

	September 30,	September 30,	September 30,
Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dominic P. Orr	81,864,649	1,791,800	15,193,845
Keerti Melkote	82,948,807	707,642	15,193,845
Bernard Guidon	48,563,523	35,092,926	15,193,845
Emmanuel Hernandez	82,848,213	808,236	15,193,845
Michael R. Kourey	82,878,213	778,236	15,193,845
Douglas Leone	79,089,996	4,566,453	15,193,845
Willem P. Roelandts	79,051,584	4,604,865	15,193,845
Juergen Rottler	82,971,808	684,641	15,193,845
Daniel Warmenhoven	83,011,364	645,085	15,193,845

Proposal Two – Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2012 by the following votes:

Votes For	Votes Against	Absentions	Broker Non-Votes
98,084,000	730,215	36,079	—

Proposal Three – Non-Binding Advisory Vote on Executive Compensation

The Company’s stockholders cast their votes with respect to the non-binding advisory vote on executive compensation as follows:

Votes For	Votes Against	Absentions	Broker Non-Votes
74,142,950	9,105,323	408,176	15,193,845

Proposal Four – Non-Binding Advisory Vote on the Frequency of Holding Future Advisory Votes on Executive Compensation

The Company’s stockholders cast their votes with respect to the non-binding advisory vote on the frequency of holding future advisory votes on executive compensation as follows:

1 Year	2 Years	3 Years	Absentions	Broker Non-Votes
77,861,223	100,552	5,304,904	389,770	15,193,845

In accordance with the recommendation of the Company’s Board of Directors and the voting results of the Company’s stockholders, the Company will hold a non-binding advisory vote on executive compensation every year until the next stockholder non-binding advisory vote on the frequency of holding future advisory votes on executive compensation.

Item 5.02	Compensatory Arrangements of Certain Officers.

Amendment of Executive Officer Bonus Plan

On December 15, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved an amendment to the Company’s Executive Officer Bonus Plan (the “Plan”), effective immediately. The Plan was originally approved by the Committee in December 2009 and offers the Company’s executive officers the opportunity to earn bonuses based on the achievement of specified performance targets during each performance period. As previously disclosed, each executive officer has been assigned a targeted bonus value for each performance period under the Plan, set as a percentage of his base salary for the performance period. The executive officer may earn more or less than his targeted value based on the extent to which achievement of the specified performance goals result in the funding of a bonus pool. The bonus pool is funded based upon the extent to which the Company meets the profit and revenue targets under the Board-approved internal operating plan for the applicable fiscal year.

The Plan has been amended to replace the reference to the position of “CTO” with a reference to the position of “CSO” given the recent change of Keerti Melkote’s title from Chief Technology Officer to Chief Stategy Officer.

A copy of the Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Executive Officer Bonus Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARUBA NETWORKS, INC.

Date: December 16, 2011	By:	/s/ Alexa King
Alexa King
Vice President, Legal and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Executive Officer Bonus Plan, as amended